                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SOFAMOR DANEK GROUP, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [SOFAMOR DANEK GROUP LOGO]



                               1800 PYRAMID PLACE
                            MEMPHIS, TENNESSEE 38132



                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1998

                                   ----------




       The Annual Meeting of Shareholders of Sofamor Danek Group, Inc. (the "Company") will be held at The Company's Offices, 1800 Pyramid Place, Memphis, Tennessee, on Wednesday, May 20, 1998 at 10:30 a.m. to:

       (1)    Elect nine (9) directors, each for a term of one year;

       (2) Act upon a Proposal to approve the Company's 1993 Long Term Incentive Plan, as amended.

       (3) Transact such other business as may properly come before the meeting.

       Only shareholders of record of Common Shares at the close of business on March 23, 1998 will be entitled to vote at the meeting.



                                              By Order of the Board of Directors

                                              /s/ RICHARD E. DUERR, JR.
                                              ----------------------------------
                                              Richard E. Duerr, Jr.
                                              Secretary
Memphis, Tennessee
March 31, 1998


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                           [SOFAMOR DANEK GROUP LOGO]




                               1800 PYRAMID PLACE
                            MEMPHIS, TENNESSEE 38132

                                                                  March 31, 1998
                     --------------------------------------

                                 PROXY STATEMENT

                     --------------------------------------

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sofamor Danek Group, Inc. (the "Company") for use at its Annual Meeting of Shareholders on May 20, 1998 and any adjournments thereof. Common Shares (as defined below) represented at the meeting by the enclosed proxy will be voted in accordance with any directions noted thereon. A shareholder giving a proxy may revoke it before it is voted by giving written notice of such revocation to the Secretary of the Company prior to its exercise. Attendance at the meeting by a shareholder who has given a proxy will not have the effect of revoking a proxy previously given unless the shareholder gives such written notice of revocation to the Secretary of the Company before the proxy is voted.

       Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are presented and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

       The election of directors requires a plurality of the votes cast with a quorum present. Abstentions and broker non-votes have no effect on the plurality vote for the election of directors. Approval of the Long Term Incentive Plan, as amended, requires the affirmative vote of a majority of shares present or represented and entitled to vote. For purposes of determining the number of votes present or represented and entitled to vote on the Long Term Incentive Plan, as amended, abstentions will be counted and will therefore be equivalent to a vote against, but broker non-votes will not be counted.

       This Proxy Statement and the accompanying form of Proxy were mailed on or about March 31, 1998 to all shareholders of record as of the close of business on March 23, 1998.

       As of February 27, 1998, the Company had outstanding and entitled to vote at the Annual Meeting 26,327,756 Common Shares, no par value ("Common Shares"). Each Common Share is entitled to one vote, and only holders of record of Common Shares as of the close of business on March 23, 1998 will be entitled to vote at the meeting.

PROPOSAL 1
                              ELECTION OF DIRECTORS

       PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW, UNLESS AUTHORITY TO DO SO IS SPECIFICALLY WITHHELD.

       Pursuant to the Company's By-Laws, the Board of Directors is elected to a term which will expire in one year. At each Annual Meeting of Shareholders, successors to directors whose terms expire at that meeting shall be elected for one year terms. Nine (9) directors are to be elected at this Annual Meeting of Shareholders to hold office for a term of one year expiring at the 1999 Annual Meeting of Shareholders, or until a successor shall have been elected. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve. If some unexpected occurrence should, in the judgment of the Board of Directors, make necessary the substitution of some other person for any nominee, the shares represented by proxies will be voted for such other person as the Board of Directors may select.

       Certain information is given below for each nominee for director. All of the nominees are presently directors and were previously elected by the shareholders. Dr. Cotrel was formerly Chairman of the Board of Sofamor S.A., a French Societe Anonyme ("Sofamor"). Sofamor changed from a S.A. designation to a S.N.C. (Societe en nom Collectif) in November, 1993. Dr. Cotrel was appointed to the Board on June 22, 1993 pursuant to the Shareholders' Agreement dated June 21, 1993 (the "Agreement"), among the Company, the shareholders of Sofamor ("Holders"), and SOFYC (represented by Dr. Cotrel) as designated representative of the Holders (the "Designated Representative"). Pursuant to the Agreement, the Company agreed that for and after the 1995 annual meeting of the Company's shareholders, and for so long as the Holders or their permitted assignees in the aggregate beneficially own 10% or more of the issued and outstanding voting securities of the Company, the Designated Representative may, with respect to each election of directors of the Company, request the Company to include, as a nominee for the Board recommended by the Board, one person designated by the Designated Representative; provided, however, that, in the event that the Company issues after June 21, 1993 additional shares of voting securities, such 10% amount shall be reduced to reflect the issuance of such voting securities; provided further that in no event shall such amount be adjusted below 7.5%. Each such person designated by the Designated Representative shall be so nominated by the Company if (i) he or she does not then serve as an employee of Sofamor or any other subsidiary of the Company, and (ii) the Board, in the exercise of its fiduciary duties, shall determine that he or she is qualified to serve on the Board. The Holders and the Designated Representative agreed in the Agreement that in the event that the Designated Representative has the right to designate one person as a nominee for the Board, such person, unless incapacitated or otherwise unavailable, shall be Dr. Cotrel or Philippe Cotrel. As a result of Philippe Cotrel's responsibilities as Mayor of Letouquet, France, he resigned as a director of the Company as of January 1, 1997. Marie-Helene Plais was appointed to the Board as of that date and was subsequently elected at the 1997 Annual Meeting of Shareholders. Pursuant to a stock exchange agreement dated as of January 26, 1998 between the Company and shareholders of SOFYC signatory thereto, the Designated Representative of the Holders was changed from SOFYC to Marie-Helene Plais. See page 15, Certain Relationships and Related Transactions.

                              NOMINEES FOR DIRECTOR

       NAME OF NOMINEE,
      YEAR FIRST ELECTED                                         OFFICES HELD WITH COMPANY
          A DIRECTOR                                     PRINCIPAL OCCUPATION FOR PAST FIVE YEARS

         E.R. Pickard           Mr. Pickard was President and Chief Operating Officer of the Company from August 1990 until becoming President and Chief Executive Officer on April 1, 1991 and Chairman of the
             1991               Board and Chief Executive Officer on May 23, 1994. From 1968 until joining the Company,
                                Mr. Pickard was employed by Richards Medical Company in various capacities including
                                Director of Manufacturing (1975-78), Group Director of Manufacturing (1979-81), Vice
                                President, Manufacturing (1982-85), and President, Orthopaedics Division (1986-90). Mr.
                                Pickard was appointed as a Director of the Company in February 1991. Mr. Pickard is a
                                director of Exactech, Inc. Mr. Pickard is 49 years of age.

       James J. Gallogly        Mr. Gallogly has been a Director of the Company and President and Chief Operating Officer
                                for the Company since June, 1994. As previously announced, Mr. Gallogly will be stepping
             1994               down as President and Chief Operating Officer in May 1998, but will remain as a Director and an exclusive consultant. From 1988 until joining the Company, Mr. Gallogly was President and Chief
                                Executive Officer of Resound, Inc., a public company engaged in the design, development, manufacturing, and marketing of highly specialized hearing aids and related otological devices.
                                Prior to joining Resound, Inc., Mr. Gallogly was President of the Microsurgery Division of Richards
                                Medical Company, now Smith & Nephew Richards, Inc. Mr. Gallogly is 49 years of age.

          L.D. Beard            Mr. Beard has been a Director of the Company since 1983. He was President and Chief
                                Executive Officer of the Company from 1983 to August 1990, Chairman of the Board and Chief
             1983               Executive Officer of the Company from August 1990 to April 1991 and Chairman of the Board of the Company from April 1, 1991 until his retirement on May 23, 1994. Mr. Beard is 65 years of age.

     George W. Bryan, Sr.       Mr. Bryan has been a Director of the Company since July, 1992. Since 1983 Mr. Bryan has been Senior Vice President of Sara Lee Corporation and the President of its Meat Division.
             1992               Mr. Bryan is a Director of Union Planters Corporation and Union Planters National Bank.
                                Mr. Bryan is 53 years of age.

       Robert A. Compton        Mr. Compton has been a Director of the Company since April 1990 and since May 1997 the
                                Group President of Operations. In May 1998, Mr. Compton will assume the position of
             1990               President and Chief Operating Officer. He was a general partner of CID Equity Partners from 1988-1997. From 1985 to 1988 he served as Investment Manager with First Chicago
                                Venture Capital. Mr. Compton is also a Director of The Ewing Marion Kauffman Foundation.
                                Mr. Compton is 42 years of age.

    Yves Paul Cotrel, M.D.      Dr. Cotrel has been a Director of the Company since June 1993. He had been the Chairman of the Sofamor Board since 1986 until 1993. Dr. Cotrel was the Chief of the Spine Unit at
             1993               the Calot Institute at Berck Plage from 1953-1977. Dr. Cotrel acted as a consultant to the Luxembourg Public Health Ministry from 1977-1991, and has been Chairman of the Board of Directors of the French Research Institute for Skeletal Diseases since 1989. Dr.
                                Cotrel is the father of  Dr. Marie-Helene Plais. Dr. Cotrel  is 72 years of age.

   Samuel F. Hulbert, Ph.D.     Dr. Hulbert has been a Director of the Company since 1985 and since 1976 has served as
                                President of Rose-Hulman Institute of Technology. Dr. Hulbert is a Director of Citizens
             1985               Bank of Western Indiana. Dr. Hulbert is 61 years of age.

   Marie-Helene Plais, M.D.     Dr. Plais has been a Director and an Executive Vice President of the Company since
                                January, 1997. She has been with the Company since August, 1987. She served as the
             1997               Medical Director of Sofamor until 1989 when she became Sofamor's Vice President of
                                Marketing and Sales. Until assuming her present position, she served as the President of
                                Sofamor Danek Europe. Dr. Plais is 48 years of age.

     George F. Rapp, M.D.       Dr. Rapp has been a Director of the Company since 1983 and is an orthopaedic surgeon who has practiced since 1964 in Indianapolis, Indiana. He is a graduate of the Indiana
             1983               University School of Medicine. Dr. Rapp also serves as a Clinical Professor of
                                Orthopaedic Surgery at the Indiana University School of Medicine. Dr. Rapp served as a consultant to the Company from 1988 until December 31, 1991. Dr. Rapp is 66 years of age.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION, AS DIRECTORS, OF EACH OF THE NINE INDIVIDUALS LISTED.

                        BOARD OF DIRECTORS AND COMMITTEES

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

       The Board of Directors held six (6) meetings in 1997. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

DIRECTORS' COMPENSATION

       Employees who also serve as directors receive no fees for services rendered in their capacity as directors. Fees are paid only to non-employee directors. In 1997, each non-employee director received an annual retainer of $25,000, which is paid quarterly, a fee of $5,000 for committee membership (whether one or more) and the reimbursement of reasonable expenses incurred with meeting attendance. The Company has entered into a Split Dollar Arrangement with one non-employee director whereby the Company pays the premiums under the non-employee director's life insurance policy. The compensation reflects the special services provided by the non-employee director. The premium paid by the Company in 1997 was $41,405. Upon the maturity of the policy, all premiums paid will be returned to the Company. Non-employee directors participate in the Director Program under the Company's Long Term Incentive Plan.

COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors of the Company has three (3) standing Committees:
Audit Committee, Board Affairs Committee and Compensation Committee.

       The members of the Audit Committee are Samuel F. Hulbert and L. D. Beard. This Committee, which held two (2) meetings in 1997, reviews and recommends to the Board policies and actions; reviews internal audit activities; recommends to the Board the engagement of independent auditors; reviews the professional services to be rendered by the independent auditors, the scope of their audit, their fees, and the results of their engagement; reviews insurance and risk management activities; and oversees compliance with the Company's business conduct policies.

       The members of the Board Affairs Committee are L. D. Beard, Robert A. Compton, E.R. Pickard and George F. Rapp, M.D. This Committee held two (2) meetings in 1997. It is responsible for making recommendations to the Board on issues relating to the proper and orderly functioning of the Board and, functioning as a nominating committee, to recommend nominees for the Board.

       Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors; provided, however, that a shareholder may nominate a person for election as a director at a meeting only if written notice of such shareholder's intent to make such nomination has been given to the Secretary of the Company not later than sixty (60) nor more than ninety (90) days in advance of the anniversary of the previous year's annual meeting or, if later, the seventh day following the first public announcement of the date of the meeting at which the shareholder wishes to make a nomination. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the

Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice;
(iii) a description of all arrangements, understandings, or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (v) the consent of each nominee to serve as a director of the Company if so elected. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company which may include, but not be limited to compliance with applicable proxy rules of the Securities Exchange Act of 1934. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein. The Chairman of any meeting of shareholders shall direct that any nomination not made in accordance with these procedures be disregarded.

       The members of the Compensation Committee are George W. Bryan, Sr. and Samuel F. Hulbert. This Committee, which held three (3) meetings in 1997, is responsible for approving, administering, and recommending to the Board compensation, stock, and benefit programs and plans for employees of the Company.

                        COMMON SHARES OWNED BY PRINCIPAL

                           SHAREHOLDERS AND MANAGEMENT

       The following table sets forth, as of February 27, 1998, the number of Common Shares beneficially owned by each Director, each nominee for Director, the Named Officers (as hereinafter defined), all current executive officers and Directors as a group and all persons known by the Company to own beneficially more than 5% of the Company's Common Shares.

                                                        AMOUNT AND NATURE OF                     PERCENT OF
                                                      BENEFICIAL OWNERSHIP (16)                COMMON SHARES
                                                 -----------------------------------------------------------------------
E.R. Pickard(1)                                                 495,999                              1.86
James J. Gallogly(2)                                            344,933                              1.29
L.D. Beard(3)                                                   443,889                              1.69
George W. Bryan, Sr.(4)                                          15,000                              *
Robert A. Compton(5)                                            121,021                              *
Yves Paul Cotrel, M.D.(6)                                     1,499,985                              5.70
Samuel F. Hulbert, Ph.D.(7)                                      46,250                              *
Marie-Helene Plais(8)                                           858,408                              3.25
George F. Rapp, M.D.(7)(9)                                      178,751                              *
Laurence Y. Fairey(10)                                           54,510                              *
Mark D. LoGuidice(11)                                            33,350                              *
Edward A. Traurig(12)                                            35,688                              *
FMR Corp. (13)                                                3,263,690                             12.40
    82 Devonshire Street
    Boston, MA  02109-3614
Dresdner Bank AG (14)                                         2,654,200                             10.08
    Juergen-Ponto-Platz 1
    60301 Frankfurt/Main Germany
All Executive Officers and Directors as a                     3,739,755                             13.59
    Group (23 persons)(15)

-------------------------------------------------

* Less than one percent

(1) Includes 276,250 shares which he has the right to acquire within 60 days upon the exercise of options.
(2) Includes 343,500 shares which he has the right to acquire within 60 days upon the exercise of options.
(3) Includes 5,000 shares which he has the right to acquire within 60 days upon the exercise of options. Also includes 271,399 shares owned by Mr. Beard's wife; 4,750 shares owned by the L. D. and Betty T. Beard Charitable Trust; 18,261 shares owned by Grantor Retained Annuity Trust
       (GRAT) #3 for L. D. Beard; and 34,585 shares owned by GRAT #3 for Betty
       T. Beard.
(4) Includes 15,000 shares which he has the right to acquire within 60 days upon the exercise of options.
(5) Includes 105,000 shares which he has the right to acquire within 60 days upon the exercise of options and 3,000 shares owned by Mr. Compton's wife.
(6) Includes 738,744 shares in usufruit with shared voting and dispositive power, 373,041 shares owned by Dr. Cotrel's wife and 5,000 shares which he has the right to acquire within 60 days upon the exercise of options.
(7) Includes 12,500 shares which he has the right to acquire within 60 days upon the exercise of options.
(8) Includes 738,744 shares in nue-propriete with shared voting and dispositive power, and 48,200 shares which she has the right to acquire within 60 days upon the exercise of options.
(9)    Includes 22,050, 22,050, 16,500, 16,500 and 66,546 shares owned by the
       George F. Rapp GRAT #4, Margaret M. Rapp GRAT #4, George F. Rapp GRAT #6, Margaret M. Rapp GRAT #6, and Rapp Properties, L.P., respectively.
(10) Includes 52,400 shares which he has the right to acquire within 60 days upon the exercise of options and 1,000 shares owned by Mr. Fairey's child.
(11) Includes 32,500 shares which he has the right to acquire within 60 days upon the exercise of options.
(12) Includes 35,500 shares which he has the right to acquire within 60 days upon the exercise of options.
(13) The information shown is as of March 10, 1998 and is based upon information disclosed by Abigail P. Johnson, Edward C. Johnson, 3d and FMR Corp., on behalf of itself and on behalf of its direct and indirect subsidiaries, in a Schedule 13G filed with the Commission. Such persons reported that they, or certain entities controlled by one or more of such persons, has the sole power to dispose of 3,263,690 shares and has the sole power to vote 327,500 shares in the aggregate.
(14) The information shown is as of February 28, 1998 and is based upon information disclosed by Dresdner Bank AG ("Dresdner"), Dresdner RCM Global Investors LLC ("Dresdner RCM"), RCM Limited L.P. ("RCM Limited") and RCM General Corporation ("RCM General") in Schedule 13Gs filed with the Commission. Such persons reported that Dresdner RCM is a wholly owned subsidiary of Dresdner. RCM Limited is the Managing Agent of Dresdner RCM and RCM General is the General Partner of RCM Limited. Dresdner has sole voting and dispositive power with respect to 32,900 shares. Dresdner RCM has sole voting power with respect to 1,936,850 shares, sole dispositive power with respect to 2,576,300 and shared dispositive power with respect to 45,000 shares. RCM Limited and RCM General claim beneficial ownership only to the extent they are deemed to be beneficially owned by Dresdner RCM.
(15) Includes 1,193,300 shares which they have the right to acquire within 60 days upon the exercise of options.
(16) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

       The persons identified in footnotes 3, 5, 6, 8, 9 and 10 above may be deemed to beneficially own the shares under the rules and regulations of the Securities and Exchange Commission, but the inclusion of those shares does not constitute, and should not be construed as, an admission of beneficial ownership.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. Following review and approval by the Compensation Committee, issues pertaining to executive compensation are generally submitted to the full Board of Directors for approval. This Report was prepared by the Compensation Committee of the Company's Board of Directors.

COMPENSATION PRINCIPLES AND PROCEDURES

       The Company's executive compensation policies focus on the following objectives:

- Ensure that there is an appropriate linkage between executive compensation, operating performance and the creation of shareholder value; and

- Ensure that the total compensation program is competitive and will be able to attract, motivate, and retain executives of outstanding abilities.

       To achieve these objectives, executive compensation has typically consisted of base salary, bonus and stock options, with the bonus being determined primarily on the basis of the Company's operating performance. During 1997, however, no options were granted to the Named Officers (as defined below). Executive officer compensation in any particular year may be above or below the levels of comparable companies depending on the Company's operating performance. The Compensation Committee periodically reviews the Company's compensation program in order to be assured that it is competitive in order to attract and retain highly-motivated, qualified executives and is properly linked to Company's operating performance and the creation of shareholder value. The Compensation Committee is aware of the limitations imposed by the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") on deductions relating to executive officer compensation (unless certain conditions apply) in excess of $1,000,000. The Committee considers such limitations in connection with compensation decisions in order to obtain maximum deductibility of executive compensation consistent with its responsibility to provide motivational and competitive compensation. Options granted under the Long Term Incentive Plan, as amended, are designed to comply with Section 162(m). Accordingly, compensation realized upon the exercise of such options will be fully deductible by the Company.

       As part of the periodic review process, the Compensation Committee evaluates the following:

-      The mix between base salary and bonus;

- The annual bonus program, including its structure and performance measures; and

-      The effectiveness of the Company's stock programs.

       The Compensation Committee periodically reviews publicly available compensation information for comparable companies such as the Wyatt and Mercer surveys, a comparison of the market price performance of the Company's Common Shares versus recognized and comparable indexes, and an evaluation of external factors such as the regulatory environment. Surveys of publicly-owned medical device companies and companies with comparable financial performance are also prepared. Such surveys usually include many of the approximately 40 companies in the SIC Code Index reflected in the performance chart below, whose principal business is the research, development, manufacture, and/or distribution of medical equipment, hospital supplies and diagnostic products. These factors are subjectively weighted by the Compensation Committee.

       After considerable deliberation by and upon the recommendation of the Compensation Committee, and after a review of that recommendation by the Board of Directors, the Board of Directors adopted the compensation program (other than awards or grants under certain of the Company's stock plans) for the Company's executive officers.

INDUSTRY COMPARISONS, PERFORMANCE MEASUREMENTS AND CEO COMPENSATIONS

       The 1997 executive compensation program, as reflected in the Tables that follow this report, consisted of base salary, a bonus program based primarily on Company operating performance (as well as individual performance objectives for each executive officer), Company contributions to various savings and stock ownership programs, and stock options that generally vest and become exercisable in annual increments over periods of three (3) years or more. Consistent with previous years, the base salaries of the executive officers were set at or slightly above median levels based upon comparative, published industry data and after considering the previous year's operating performance, the effectiveness of the executive officers in carrying out their duties, and their contributions to overall Company performance (which factors are subjectively weighted by the Compensation Committee). The compensation program was weighted between salary and the bonus payouts, the latter being primarily determined on the basis of the Company's operating performance. The overall compensation package for Mr. E.R. Pickard, the Company's Chief Executive Officer ("CEO") was a base salary of $400,000 a bonus equal to $162,586, and other compensation equal to $1,449,768 for a total of $2,012,354.

       The bonus program provides for the payment of an increasing specified percentage of salary based on the Company's operational performance measured if specified investment thresholds are met. There is no maximum payout or "cap" on bonus payments, but if the operational performance thresholds are not met, or if individual performance objectives are not met, no bonus would be paid. The Committee believes it would be adverse to the Company's interests to disclose the objective performance measures used by the Committee in setting compensation.

       The Company's performance during fiscal 1997 exceeded the operational performance thresholds for performance-based bonuses to be paid to the executive officers in 1997. In addition, the Company did pay a special bonus to certain executive officers of the Company in recognition of their significant activities in local charitable and civic organizations.

                                                     THE COMPENSATION COMMITTEE:
                                                            George W. Bryan, Sr.
                                                               Samuel F. Hulbert

                      COMPARISON OF CUMULATIVE TOTAL RETURN
   AMONG SOFAMOR DANEK GROUP, INC., COMPARABLE COMPANY INDEX AND S&P 500 INDEX
                      JANUARY 1, 1993 TO DECEMBER 31, 1997
                         (BASED ON CLOSING SHARE PRICE)


       The price of the Company's stock has increased from $30.50 on December 31, 1996 to close at $65.25 on December 31, 1997. The change in the value of the Company's stock versus the change in value of the S&P 500 Index and a comparable company index from January 1, 1993 through December 31, 1997, is reflected in the following graphic presentation. The comparable company index consists of publicly-traded companies under the SIC Code 3842-Orthopedic, Prosthetic, and Surgical Appliances.

                                                                    Fiscal Year Ending December 31,
                                              Base          1993          1994          1995          1996           1997
                                              -----------------------------------------------------------------------------

Sofamor Danek Group, Inc.                     100            76.88         30.06         65.61         70.53         150.87
SIC Code Index                                100            81.43         87.66        132.16        127.42         163.14
S&P 500 Index                                 100           110.08        111.54        153.45        188.69         251.64


Assumes $100 invested on January 1, 1993, in Sofamor Danek Group, Inc., the comparable company index and the S&P 500 Index. Assumes dividends are reinvested.

The comparable company index is weighted for market capitalization and consists of the companies listed under the SIC Code 3842-Orthopedic, Prosthetic and Surgical Appliances.

The following table sets forth the annual and long term compensation for services in all capacities to the Company for 1995, 1996 and 1997 of those persons who were, at December 31, 1997, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").

                             SUMMARY OF COMPENSATION

                                                  Annual Compensation              Long Term Compensation
                                                                                           Awards
      Name and Principal        Year      Salary        Bonus          Other       Securities Underlying      All Other
           Position                        ($)           ($)            ($)               Options/           Compensation
                                                                                            SARs                 ($)
                                                                                        Granted (1)
                                                                                            (#)
---------------------------------------------------------------------------------------------------------------------------

E.R. Pickard                    1997      400,000      162,586         1,448,202(2)            0                 1,566(3)
Chairman & Chief Executive      1996      310,000      336,493         1,408,475(4)            0                 1,077
Officer                         1995      285,000       26,131            45,056         500,000                   870

James J. Gallogly(5)            1997      350,000      142,716                 0               0                 7,966(6)
President & Chief               1996      300,000      286,170                 0         100,000                 6,977
Operating Officer               1995      275,000        1,700                 0               0                 6,803

Laurence Y. Fairey              1997      230,000      151,980                 0               0                 8,422(7)
President International         1996      210,000      219,805                 0          57,000                 6,968
Division                        1995      195,000        5,605                 0          25,000                 6,870

Mark D. LoGuidice               1997      250,000      104,391                 0               0                 7,316(6)
Executive Vice President        1996      240,000      194,690                 0          60,000                58,763
                                1995      208,693       75,000(8)              0         100,000               104,694

Edward A. Traurig               1997      197,600      100,000                 0               0                 7,094(6)
Executive Vice President        1996      190,000      147,125                 0          54,000                 6,346
Sofamor Danek USA               1995      130,131       55,000(9)              0          70,000                49,654

(1) Although one of the Company's Plans permits grants of freestanding stock appreciation rights ("SARs"), no grants of this type have been made.
(2) Includes additional compensation relating to debt forgiveness and taxes thereon of $763,359 and payment of interest on shareholder loan and taxes thereon of $684,843.
(3)    Includes premiums paid by the Company for group term life insurance.
(4) Includes additional compensation relating to debt forgiveness and taxes thereon of $763,200 and payment of interest on shareholder loan and taxes thereon of $645,275.
(5) The Company has announced that Mr. Gallogly will be stepping down as President and Chief Operating Officer in May 1998, but will continue to serve as director of the Company and as an exclusive consultant. Mr. Robert A. Compton will assume the position of President and Chief Operating Officer as of such date.
(6) Includes the Company's contributions under its Sofamor Danek Group, Inc. 401(k) Savings Plan ("Savings Plan") and premiums paid by the Company for group term life insurance.
(7) Includes the Company's contributions under its Savings Plan, premiums paid by the Company for group term life insurance and certain travel expenses.
(8)    Mr. LoGuidice received a bonus as a condition of employment.
(9)    Mr. Traurig received a bonus as a condition of employment.

OPTION EXERCISES AND VALUES

The following table sets forth aggregate information concerning exercise of stock options during 1997 by each of the Named Officers and the value of their unexpired options at December 31, 1997.

              1997 AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

                                                                Number of Securities Underlying           Value of Unexercised
                                                                Unexercised Options at 12-31-97     In-the-Money Options at 12-31-97
                                                                              (#)                                  ($)
                                 Shares
                               Acquired on   Value Realized               Exercisable/                        Exercisable/
  Name                        Exercise (#)         ($)                   Unexercisable                      Unexercisable (1)
-----------------------------------------------------------------------------------------------------------------------------------

E.R. Pickard                          0                 0                273,250/253,000                 12,648,563/11,708,250
James J. Gallogly                81,500         2,375,587                218,500/225,000                 11,471,250/10,350,000
Laurence Y. Fairey               23,600           562,245                 47,400/104,000                   2,029,450/4,468,125
Mark D. LoGuidice                30,000         1,001,638                  7,500/110,000                     393,750/4,897,500
Edward A. Traurig                15,000           453,750                  23,000/86,000                   1,071,375/3,698,875


(1) Market value of underlying securities at year-end, minus the exercise price.

       EMPLOYMENT AGREEMENTS. Messrs. Fairey, LoGuidice and Traurig are party to employment agreements dated April 1997 with the Company (each, an "Employment Agreement"). Previous employment agreements with Messrs. Pickard and Gallogly expired on December 31, 1995. The Employment Agreements have an initial term that expires on December 31, 1997, but will be renewed automatically for one year periods unless notice not to renew is provided by either party at least 90 days prior to the renewal date. If a Change in Control (as defined below under the description of the amendment to the Company's Long Term Incentive Plan) occurs during the term of the Employment Agreements, the term of employment will extend until the third anniversary of the date on which the Change in Control occurs (the "Covered Period").

       The Employment Agreements fix each such officers' base compensation for the 1997 calendar year (and for so long as such officers' performance is rated "good" or better), provide for participation by such officers in such employment benefit plans as the Company may adopt from time to time for its management or supervisory personnel generally, provide for reimbursement of travel and other expenses incurred in connection with such officers' employment, including reimbursement in certain cases of club dues, telephone expenses and a spousal travel allowance, and contain other customary employment terms.

       The Employment Agreements are terminable by the Company with or without "just cause" (as defined in the Employment Agreements). Prior to a Change in Control, upon the termination of an officer's employment without just cause (which includes termination and dissolution of the Company or a bona fide decision by the Company to terminate its business), subject to the officer's compliance with certain restrictive covenants (including, nondisclosure of confidential information, noncompetition and nonsolicitation of employees and customers), such officer is entitled to receive an amount equal to twelve times such officer's monthly base salary payable over such twelve months. After the occurrence of a Change in Control, in the event that an officer's employment is terminated without "cause" or such officer resigns for "good reason" (as such terms are defined in the

Employment Agreements), such officer shall provide consulting services to the successor employer for a period of (i) three years in the event of termination during the first year following the Change in Control; (ii) two years in the event of termination during the second year following the Change in Control; and
(iii) one year in the event of termination during the third year following the Change in Control. In consideration of the consulting services and subject to such officer's compliance with restrictive covenants, such officer will receive a lump sum payment equal to the product of (A) such officer's base salary immediately prior to such termination (without taking into account any salary reduction that gave rise to a "good reason" termination) and (B) the number of years in the consulting period. The officer would also be entitled to receive payment for all unused accrued vacation days and a pro rata portion of his projected annual bonus for the year in which termination occurs, calculated on the basis of the target bonus for such year. Such officer will continue to be eligible to participate in the medical, dental, health, life and other fringe benefit plans and arrangements applicable to him immediately prior to the termination during the consulting period or, if earlier, until such officer and his dependents are eligible and elect substantially equivalent (or greater) benefits with a subsequent employer. The circumstances that constitute "cause" for the Company to terminate an executive following a Change in Control are more limited than those circumstances that constitute "just cause" prior to a Change in Control.

       The Named Officers and certain other executive officers and vice presidents are party to letter agreements with the Company pursuant to which, in the event any payments or benefits provided to them (including the accelerated vesting of options) result in the imposition of golden parachute excise taxes under Section 4999 of the Internal Revenue Code, the Company will pay them gross-up payments to hold them harmless against any parachute tax liability and put them in the same after-tax position he would have had, had no excise tax been payable; provided, however, that no gross-ups will be provided, and the relevant payments and benefits will instead be capped, if such gross-ups would result in them receiving less than $20,000 more after-tax than if the amounts were capped. The determination of golden parachute tax liability will be made by independent auditors at the Company's expense. Certain other executive officers, vice presidents and group directors are party to employment agreements with the Company which contain terms which are similar to those described above. Some of such employment agreements provide that any payments made, or benefits provided, to them in connection with a Change in Control that would otherwise result in the imposition of golden parachute excise taxes under Section 4999 of the Internal Revenue Code will be subject to reduction to fall under the statutory safe harbor (three times average W-2 pay for the five years preceding the Change in Control) unless such officer's after-tax position would be at least $10,000 better if such cap were not applied.

       Effective August 20, 1990, the Company employed E. R. Pickard as President and Chief Operating Officer of the Company. Mr. Pickard was granted and has exercised a non-qualified option to purchase 450,000 Common Shares at $3.87 per share under the 1988 Non-Qualified Stock Option Plan (the "1988 Plan"). The Company loaned $1,740,000 to Mr. Pickard to enable him to exercise his option. The loan is evidenced by a promissory note and bears interest at the lowest rate per annum that does not require the imputing of interest under the Internal Revenue Code. Under the original Non-Qualified Stock Option Agreement, during the first two years of his employment, Mr. Pickard was entitled to a bonus equal to 130% of the interest accrued on the loan and thereafter was entitled to a bonus of 100% of the interest accrued on the loan. In 1991, the Company agreed that if Mr. Pickard remains employed with the Company and the Company meets certain performance goals for the five

(5) year period of 1992 through 1996, Mr. Pickard will earn a $1,000,000 reduction in the loan. In 1995, the Company's Board of Directors extended the maturity date of the loan to December 31, 1999, provided for additional compensation to Mr. Pickard equal to the amount necessary to pay the interest on the loan and the additional taxes thereon for the years 1994 through 1999, and provided for additional loan forgiveness of $600,000 subject to employment requirements and specific performance requirements being met. The Company had the right to repurchase 337,500 of those 450,000 shares at $3.87 per share if Mr. Pickard's employment had been terminated before June 30, 1992; however, the Company waived those repurchase rights prior to June 30, 1992. This waiver resulted in a decrease in the Company's 1992 tax liability. Given this permanent tax benefit, the Company entered into separate loans with Mr. Pickard equal to his 1991 and 1992 tax liabilities at an estimated individual tax rate of 32% (approximately $3,100,000) caused by the expiration of the Company's 1991 repurchase rights on 112,500 shares and the 1992 waiver of the remaining repurchase rights, provided that the amount of the loans shall not exceed the Company's tax benefit arising from the 1991 expiration and the 1992 waiver of the repurchase rights. The loans for the tax liabilities are evidenced by a promissory note which bears interest at the lowest rate per annum that does not require the imputing of interest under the Internal Revenue Code. The Company will pay Mr. Pickard bonuses equal to the amount necessary to pay that interest and the additional taxes thereon. Interest will be accrued annually.

       In 1996, the Company's Board of Directors extended the maturity date of all of Mr. Pickard's loans described above to March 31, 2006, and provided for forgiveness of the loans in increments beginning in 1996 through 2005. The extension of the maturity dates and loan forgiveness are subject to employment requirements and specific performance requirements being met. The Company shall make a payment to cover any applicable taxes, and interest and penalties thereon, resulting from the loan forgiveness. In the event of Change in Control, the loans are forgiven; and the Company shall make a payment to cover any applicable taxes, and interest and penalties thereon, resulting from the loan forgiveness. The loans are currently secured by 200,000 Common Shares.

                              CERTAIN TRANSACTIONS

INDEBTEDNESS OF MANAGEMENT

       During 1997, the Company made bridge loans to Kenneth G. Hayes, Jr., an executive officer of the Company, in the amount totaling $60,720 which was repaid in December 1997; the loans bore no interest.

       In addition to the indebtedness of Mr. Hayes to the Company which is described above, certain directors and executive officers have been indebted to the Company relating to the exercise of stock options under the 1988 Plan. All individuals who exercised options under the 1988 Plan incurred personal taxable income, and the Company received a tax deduction for the difference between the fair market value and the exercise price. The Company loaned to each individual an amount equal to the exercise price of his options plus an additional amount to provide funds for payment of income taxes resulting from the exercise. The loans, evidenced by promissory notes to the Company bear interest at the lowest rate per annum that does not require the imputing of interest under the Internal Revenue Code and are collateralized by stock issued as a result of the exercise of the options. As of February 27, 1998, the aggregate principal balance of the notes receivable for the exercise of the options and the tax liabilities was $3,264,998 and aggregate interest of $31,617 had accrued on those notes receivable. Pursuant to the terms of the 1988 Plan, the Company must pay bonuses to the individuals owing interest to the Company pursuant to loans under the 1988 Plan. Such bonuses will equal the amount of interest due and payable to the Company, except as noted above. All loans made by the Company pursuant to the 1988 Plan were repaid prior to 1997, except for those of Mr. Pickard.

       The following table sets forth information regarding loans to Mr. Pickard in connection with the stock option exercises under the 1988 Plan described above that were outstanding during 1997.

                             PRINCIPAL AND ACCRUED INTEREST
                             ------------------------------
           HIGHEST OUTSTANDING                       OUTSTANDING INDEBTEDNESS
         INDEBTEDNESS DURING 1997                     AS OF FEBRUARY 27, 1998
         ------------------------                     -----------------------
                $4,118,713                                  $3,296,615

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       By mutual agreement, the Company and Excelor have terminated the commercial agency relationship between the two parties. Excelor was the Company's commercial agent in France. Yves Regis Cotrel is the principal of Excelor. Pursuant to French law, mandatory payments are required upon termination of a commercial agency relationship. Total payments in the amount of $540,000 were made in 1997 by the Company.

       As discussed more fully above under Election of Directors, the Company, the Holders and Marie-Helene Plais are party to an arrangement which provides for the Designated Representative to nominate one person to the Board of Directors of the Company.

       On January 26, 1998, Philippe Cotrel, Marie-Helene Plais, Yves-Regis Cotrel, Marie-Christine Cotrel Milliez, Catherine Cotrel Lechien, Elisabeth Cotrel Gauzan, Benedicte Cotrel and Annie Cotrel (collectively, the "Cotrel Children"), and their parents, Dr. Yves Paul Cotrel and his wife Marie-Louise Cotrel (together with Dr. Cotrel and the Cotrel Children, the "Cotrel Family"), as shareholders of SOFYC, entered into a stock exchange agreement with the Company whereby the Cotrel Family exchanged 543,964 shares of capital stock, FF 100 nominal value per share, of SOFYC for an aggregate of 2,806,080 Common shares, $1,000,000 in cash (less certain expenses relating to the exchange) and the assumption by the Company of certain outstanding loans of SOFYC amounting to approximately $925,000. In the transaction, each of Dr. Cotrel and Mrs. Cotrel received 697,532 Common Shares and $191,724. Each of the Cotrel Children received 176,377 Common Shares and $48,479.01. By acquiring SOFYC through this exchange, the Company effectively repurchased beneficial ownership of 3,337,272 Common Shares owned by SOFYC in exchange for an aggregate of 2,806,080 Common Shares plus approximately $1,700,000 in other costs. As a result of the transaction, the outstanding Common Shares were reduced by 531,192.

       In connection with the SOFYC transaction, the Cotrel Family entered into a registration rights agreement dated January 26, 1998 with the Company. Pursuant to such agreement, the Company registered under the Securities Act of 1933, as amended, 1,600,000 Common Shares received by the Cotrel Family in connection with the SOFYC transaction, and sold such shares to the public on February 24, 1998, together with 1,620,000 Common Shares sold by the Company on a primary basis. All expenses relating to the registration, offer and sale of the Common Shares held by the Cotrel Family were paid by the Cotrel Family. The proceeds received by the Cotrel Family pursuant to the offering equaled $109,056,000 (including the underwriting discount but excluding other expenses). A breakdown of the Common Shares offered by the Cotrel Family and the proceeds received, minus the underwriting discount but excluding other expenses are as set forth below:

                                        Number of Common                         Proceeds
Name                                     Shares Offered                         Received($)
----                                     --------------                         -----------
Yves Paul Cotrel                           324,490                             22,117,238.40
Marie-Helene Plais                         120,611                              8,220,845.76
Annie Cotrel                               123,266                              8,401,810.56
Benedicte Cotrel                           123,266                              8,401,810.56
Marie Louise Cotrel                        324,491                             22,117,306.56
Philippe Cotrel                            114,415                              7,798,526.40
Yves-Regis Cotrel                          117,365                              7,999,598.40
Elisabeth Cotrel Gauzan                    123,266                              8,401,810.56
Catherine Cotrel Lechien                   114,415                              7,798,526.40
Marie-Christine Milliez                    114,415                              7,798,526.40

PROPOSAL 2

             APPROVAL OF 1993 LONG TERM INCENTIVE PLAN, AS AMENDED

GENERAL

       The Sofamor Danek Group, Inc. 1993 Long Term Incentive Plan (the "Long Term Plan") was initially adopted by the Company's Board of Directors on December 16, 1992, and approved by shareholders on June 21, 1993. The Long Term Plan, as amended, was approved by shareholders at the last meeting of shareholders held on April 29, 1997. At this time the Board of Directors is seeking shareholder approval of the Long Term Plan, as amended by the Board of Directors on December 12, 1997 (the "Amended Plan"). Such amendment includes an increase in the number of shares available for grant from 6,000,000 to 7,500,000 subject to adjustment as provided in the Amended Plan. In addition, the Board of Directors has approved certain other amendments more fully described below.

       The additional 1,500,000 Common Shares available under the Amended Plan will be registered under the Securities Act of 1933 with the Securities and Exchange Commission after approval by the shareholders is obtained. The 6,000,000 Common Shares currently reserved for the Amended Plan have been so registered. The closing price of the Company's Common Shares on February 27, 1998, as reported by the New York Stock Exchange, was $75.25 per share.

       The Board of Directors believes that the Amended Plan benefits the Company by encouraging employees to associate their interests with those of the Company and its stockholders through opportunities for increased stock ownership. The principal features of the Amended Plan are summarized below, but this summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Exhibit A.

ELIGIBILITY

       The Amended Plan is currently administered by the Compensation Committee (the "Committee"). Executive officers (currently 17 persons), other key employees (approximately 280 persons as of February 27, 1998) and non-employee directors (currently 5 persons) of the Company and its subsidiaries who can make substantial contributions to the Company's long-term profitability and value are eligible to participate in the Amended Plan. To ensure that income realized by the Chief Executive Officer and the other four most highly compensated executive officers on the exercise of an option or stock appreciation right under the Amended Plan will be tax deductible by the Company, the Amended Plan limits the number of awards that may be granted thereunder to any participant to 500,000 Common Shares in any calendar year. The Amended Plan also provides for nondiscretionary grants of options to non-employee directors (the "Director Program"). Pursuant to the Director Program, non-employee directors receive as of every third annual meeting of shareholders a grant of an option to purchase 5,000 Common Shares, which vests in equal annual installments over a three-year period, provided that such non-employee director continues to serve as a director of the Company.

AWARDS

       Set forth below is a description of the types of awards which may be granted under the Amended Plan:

Stock Options

       Stock options may be options which are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code or options which are not intended to so qualify ("Non-qualified Stock Options"). The Committee has the discretion to fix the exercise price of the options, however, the exercise price for Stock Options cannot be less than 100% of the fair market value as of the date of grant (110% in the case of an Incentive Stock Option granted to a ten percent shareholder). The Committee has broad discretion as to the terms and conditions upon which options granted shall be exercised. Options have a maximum term of ten years from date of grant (five years in the case of an Incentive Stock Option granted to a ten percent shareholder). Options granted to date generally have a ten (10) year term and generally become exercisable on a cumulative basis in equal annual installments over a period ranging from three to five years.

Stock Appreciation Rights

       Stock appreciation rights ("SARs") are rights to receive cash or shares, or a combination thereof, as the Committee may determine, in an amount equal to the excess of (i) the fair market value of the shares with respect to which the SAR is exercised, over (ii) a specified price. That price must not be less than 100% of the fair market value of the shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100% of the fair market value of shares at the time such option is granted. SARs may be granted in connection with a previously or contemporaneously granted stock option or independent of a stock option. No cash consideration will be received by the Company for the granting of any SAR. If a SAR is granted in relation to a stock option, (i) the SAR will be exercisable only at such times and by such persons as the related option is exercisable, and
(ii) the grantee's right to exercise either the related option or the SAR will be canceled to the extent that the other is exercised. No SAR may be exercised later than ten years after the date of grant. The Committee may provide in the SAR agreement circumstances under which SARs will become immediately exercisable and may, notwithstanding the foregoing restriction on time of exercise, accelerate the exercisability of any SAR at any time.

Restricted Shares

       Awards of restricted shares under the Amended Plan may be made at the discretion of the Committee and consist of shares of stock granted to a participant and subject to a stock restriction agreement. At the time of an award, a participant has the benefits of ownership in respect of such shares, including the right to vote such shares and receive dividends thereon and other distributions subject to the restrictions set forth in the Amended Plan and in the stock restriction agreement. The shares may not be sold, transferred or disposed of until such restrictions have elapsed. The Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment. In no event will the restrictions on a grant of Restricted Shares lapse in full earlier than three years from the date of grant; provided, however, that if such restrictions lapse as a result of the attainment of performance objectives, then the restrictions may not lapse earlier than one year from the date of grant; provided, further, that in the event of a Change in Control or Potential Change in Control, such Restricted Shares may vest in accordance with the terms of the Amended Plan.

Performance Units

       Performance unit awards entitle grantees to future payments based upon the achievement of pre-established long-term performance objectives. A performance unit agreement will establish with respect to each unit award (i) a performance period of not fewer than two years, (ii) a value for each unit which will not thereafter change, or which may vary thereafter pursuant to criteria specified by the Committee and (iii) maximum and minimum performance targets to be achieved during the applicable performance period. Under each agreement, the grantee will be entitled to full value of a unit award for achievement of maximum targets and a portion of a unit award for performance exceeding minimum targets but less than maximum targets. The Committee has discretion to determine the participants to whom performance unit awards are to be made, the times in which such awards are to be made, the size of such awards and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.

PAYMENT

       The exercise price applicable to an option may be satisfied in cash or by tendering Common Shares owned by the optionee for a period of at least six months, or a combination of cash and shares. If the exercise price is paid by tendering shares, the Committee in its discretion may grant the optionee a new stock option for the number of shares used to pay the exercise price. The Committee has the discretion to provide financing to a participant in a principal amount sufficient for the purchase of shares pursuant to an option and/or to pay the amount of taxes required to be withheld in connection with option exercises, awards of shares and performance unit awards. The Committee also has the discretion to permit a participant to satisfy such tax withholding obligations, in whole or in part, by having the company withhold shares for the value equal to the amount of taxes required by law to be withheld.

ADJUSTMENT

       In the event of any change in the outstanding Common Shares of the Company due to a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of shares which may be issued under the Amended Plan, the number of shares subject to outstanding awards, and the option exercise price of each outstanding option. The Board of Directors may also make such other changes in outstanding options, SARs, performance units and restricted stock awards as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional shares resulting from such adjustments will be eliminated.

CHANGE IN CONTROL PROVISIONS

       In the event of (i) a Change in Control (as defined below) or (ii) a Potential Change in Control (as defined below), unless the Board of Directors otherwise determines by resolution, the following acceleration and valuation provisions will apply for: (a) any SAR and any stock options awarded not previously exercisable and vested will become fully exercisable and vested and all restrictions applicable to any restricted stock, performance units or other stock-based awards will lapse and (b) the value of all outstanding options, SARs, restricted stock, performance units and other stock-based awards will, unless otherwise determined by the Board of Directors in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined below) as of the date such Change in Control is determined to have occurred or such other date as the Board of Directors may determine prior to the Change in Control.

       As used in the Amended Plan, the term "Change in Control" means the happening of any of the following: (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 25% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

       As used in the Amended Plan, the term "Potential Change in Control" means the happening of any of the following: (i) the approval by stockholders of an agreement by the Company, the consummation of which would result in a Change of Control of the Company; or (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a wholly-owned subsidiary thereof or any employee benefit plan of the Company or its subsidiaries (including any trustee of such plan acting as such trustee) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that Potential Change in Control of the Company has occurred for purposes of the Amended Plan.

       As used in the Amended Plan, the term "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case determined by the Board of Directors.

AMENDMENT

       The Board of Directors may terminate, amend, modify, or suspend the Amended Plan at any time, except that no termination, amendment, modification, or suspension shall be effective without the authorization of the holders of a majority of the Company's outstanding shares, if such authorization is required to comply with any other law, regulation, or stock exchange rule. No termination, modification, amendment, or suspension of the Amended Plan will adversely affect the rights of any grantee or beneficiary under an award previously granted, unless the grantee or beneficiary consents thereto; but it will be conclusively presumed that any adjustment to the Amended Plan does not adversely affect any such right.

DURATION

       Unless it is sooner terminated in accordance with the Amended Plan, it will remain in effect until all awards under the Amended Plan have been satisfied by the issuance of Common Shares or the payment of cash or have expired or otherwise terminated, but no award will be granted after December 16, 2002.

GENERAL RESTRICTIONS

       The Amended Plan provides that each award including, without limitation, the Director Options, will be subject to certain general restrictions set forth in Paragraph 12 of the Amended Plan.

NEW PLAN BENEFITS

       Awards under the Amended Plan are determined by the Compensation Committee in its discretion. For this reason, it is not possible to determine the benefits and amounts that will be received by any individual participant or group of participants in the future. However, the table below indicates stock options which have been granted under the Amended Plan during 1997, 100,000 of such options were made subject to the approval by the shareholders of the Amended Plan described herein.

                                                                            NUMBER OF
NAME AND POSITION                                                        OPTIONS GRANTED
-----------------                                                        ---------------
E. R. Pickard                                                                     0
James J. Gallogly                                                                 0
Laurence Y. Fairey                                                                0
Mark D. LoGuidice                                                                 0
Edward A. Traurig                                                                 0
All current Executive Officers as a Group                                   915,000
Non-Executive Directors as a Group                                                0
Non-Executive Officer Employees as a Group                                  230,000

FEDERAL TAX CONSEQUENCES

       (1) Incentive Stock Options: No income will be realized by an optionee upon the optionee's purchase of shares pursuant to the exercise of an Incentive Stock Option. In order to avail himself of this tax benefit, the optionee must not dispose of the shares before he has held such shares for at least one year after the date of exercise and at least two years after the date of grant. Assuming compliance with this and other applicable tax provisions, an optionee will recognize long-term capital gain or loss when the optionee disposes of the shares, measured by the difference between the option price and the amount realized for the shares at the time of disposition. If the optionee disposes of shares purchased upon the exercise of the option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent of the lesser of the amount realized by the optionee in excess of the option price, or the spread between the option price and the fair market value of the shares at the time the option is exercised. Any amount realized in excess of the fair market value of the shares on the date of exercise will be treated as long- or short-term capital gain, depending upon the holding period of the shares. No deduction will be allowed to the Company for federal income tax purposes at the time of the grant or exercise of any Incentive Stock Option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount taxable to the optionee as ordinary income, subject to
Section 162(m) of the Internal Revenue Code.

       (2) Non-qualified Stock Options: The exercise of a Non-qualified Stock Option will result in the recognition of ordinary income by the optionee for federal income tax purposes in an amount equal to the difference between the option price and the fair market value of the shares acquired upon the exercise of the option. The Company will be entitled to a deduction equal to the amount of income recognized by the optionee, subject to Section 162(m) of the Internal Revenue Code. Upon the later sale of any shares acquired upon the exercise of a Non-qualified Stock Option, any amount realized by the optionee in excess of the amount recognized by the optionee as ordinary income will be treated as long- or short-term capital gain to the optionee, depending upon the holding period of the shares.

       This description of tax consequences is based upon present federal income tax laws and is subject to change as the laws change. The summary does not cover any state or local tax consequences of participation in the Amended Plan.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL 2 TO APPROVE THE 1993 LONG TERM INCENTIVE PLAN, AS AMENDED, AS SET FORTH ABOVE.



                     RELATIONSHIP WITH INDEPENDENT AUDITORS

       Upon the recommendation of the Audit Committee, the Board of Directors has selected Coopers & Lybrand, an independent public accounting firm, to audit the books and records of the Company for 1998.

       Coopers & Lybrand has served the Company as its independent public accounting firm since 1987 and also performs work on special projects as assigned by the Company. Representatives of Coopers & Lybrand will attend the 1998 Annual Shareholders Meeting and if they desire to do so will be afforded the opportunity to make statements and are expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

       On or before November 20, 1997, no shareholder of record presented to the Company any matter to be properly presented for a vote of the shareholders at the 1998 Annual Meeting of Shareholders.

       The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

       If any shareholder intends to present a proposal for consideration at the 1999 Annual Meeting of Shareholders, such proposal must be received by the Company not later than December 1, 1998 to be eligible for inclusion in the Company's proxy statement and form of proxy for such meeting.

                                OTHER INFORMATION

       The Company has retained Corporate Communications, Inc. of Nashville, Tennessee, as its investor and public relations advisor for a fee of $3,000 per month, a portion of which fee will be to aid solicitation, which will be undertaken by mail, telephone, telegraph, and personal contact and which may include solicitation by officers and employees of the Company. The costs of solicitation will be borne by the Company.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Based solely on the Company's review of the copies of forms required to be filed under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), received by it or written representations from certain reporting persons that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act were satisfied by its officers, directors and greater than 10% shareholders except the following: (1) One report was inadvertently filed late by George F. Rapp with respect to a sale that was reflected as of the settlement date instead of the sale date and (2) One report was inadvertently filed late by Don W.
Urbanowicz with respect to an exercise of stock options and subsequent sale.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

       A copy of the Company's Annual Report to Shareholders for 1997, including financial statements, is being mailed to all shareholders of the Company with this Proxy Statement. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K THAT WAS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO SOFAMOR DANEK GROUP, INC., 1800 PYRAMID PLACE, MEMPHIS, TENNESSEE 38132 (TELEPHONE NUMBER 901-396-2695),
ATTENTION: GEORGE G. GRIFFIN III, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER.

                                           By Order of the Board of Directors

                                          /s/ RICHARD E. DUERR, JR.
                                          --------------------------------------
                                          Richard E. Duerr, Jr.
                                          Secretary

Memphis, Tennessee
March 31, 1998

                                    EXHIBIT A
                            SOFAMOR DANEK GROUP, INC.
                    1993 LONG-TERM INCENTIVE PLAN, AS AMENDED

1. PURPOSE.

The purpose of the SOFAMOR DANEK GROUP, INC. 1993 LONG-TERM INCENTIVE PLAN, AS AMENDED (the "Plan") is to further the earnings of SOFAMOR DANEK GROUP, INC., an Indiana corporation, and its subsidiaries (collectively, the "Company") by assisting the Company in attracting, retaining and motivating management employees and directors of high caliber and potential. The Plan provides for the award of long-term incentives to those officers, other key executives and directors who make substantial contributions to the Company by their loyalty, industry and invention. In addition, the Plan contains a program (the "Director Program") which provides for the non-discretionary periodic grant of Non-Qualified Stock Options (as hereinafter defined) to non-employee directors of the Company (the "Director Options").

2. ADMINISTRATION.

The Plan (other than the Director Program) shall be administered by a committee (the "Committee"). The Board of Directors of the Company (the "Board of Directors") may act as the Committee, or it may delegate such responsibility to one or more of its members. The Committee shall have full and final authority in its discretion to interpret the provisions of the Plan (other than the Director Program) and to decide all questions of fact arising in its application. Subject to the provisions hereof and other than with respect to the Director Program, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made under the Plan and the amount, size and terms and conditions of each such award under the Plan; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan.

3. STOCK SUBJECT TO THE PLAN.

The Company may grant awards under the Plan with respect to not more than a total of 7,500,000 shares of no par value common stock of the Company (the "Shares") (subject, however, to adjustment as provided in paragraph 21 below). Such Shares may be authorized and un-issued Shares or treasury Shares. In any calendar year, no participant may be granted awards relating to more than 500,000 shares. Except as otherwise provided herein, any Shares subject to an option or right which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan. Similarly, if any Shares granted pursuant to restricted stock awards are forfeited, such forfeited Shares shall again be available for the granting of awards under the Plan, unless the dividends were paid to the holders of such Shares.

4. ELIGIBILITY TO RECEIVE AWARDS.

Persons eligible to receive awards under the Plan (other than the Director Program) shall be limited to those officers, other key executive employees and directors of the Company who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company.

5. FORM OF AWARDS.

Awards may be made from time to time by the Committee (other than the Director Program) in the form of stock options to purchase Shares, stock appreciation rights, performance units, restricted stock, or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which are not intended to so qualify ("Non-Qualified Stock Options").

6. EMPLOYEE STOCK OPTIONS.

Stock options for the purchase of Shares granted other than under the Director Program shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:

         (a) Type of Option. Each option agreement shall identify the options represented thereby as Incentive Stock Options or Non-Qualified Stock Options, as the case may be, and shall set forth the number of Shares subject to the options.

         (b) Option Price. The option exercise price applicable to a Non-Qualified Stock Option to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall not be less than 100 percent of the fair market value of such Share on the date the Option is granted as determined by the Committee.

         (c) Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no Incentive Stock Option shall be exercisable after ten years, and no Non-Qualified Stock Option shall be exercisable after ten years and one day, from the date of grant thereof. The Committee, in its discretion, may provide in the option agreement circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding, the foregoing may accelerate the exercisability of any option, in whole or in part, at any time.

         (d) Payment for Shares. The purchase price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Shares at fair market value owned by the Participant for a period of at least six months, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the Committee in its discretion, may grant the optionee a new stock option for the number of Shares used to pay the purchase price.

         (e) Rights Upon Termination of Employment. In the event that an optionee ceases to be an employee or director of the Company for any cause other than Retirement (as defined below), death or Disability (as defined below), the optionee shall have the right to exercise the option during its term within a period of three months after such termination to the extent that the option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, the term "Retirement" means retirement from active employment with the Company on or after age 65, or such earlier age with the express written consent for purposes of the Plan of the Company at or before the time of such retirement, and the term "Retires" has the corresponding meaning. As used herein, the term "Disability" means a condition that, in the judgment of the Committee, has rendered a grantee completely and presumably permanently unable to perform any and every duty of his regular occupation, and the term "Disabled" has the corresponding meaning). In the event that an optionee Retires, dies or becomes Disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of (i) one year after termination of employment due to Retirement, death or Disability, or (ii) one year after death if death occurs either within one year after termination of employment due to Retirement or Disability or within three months after termination of employment for other reasons, to the extent that the option was exercisable at the time of death or termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, the term "Beneficiary" means the person or persons designated in writing by the grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an award). In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

         (f) Incentive Stock Options. In the case of an Incentive Stock Option, each option shall be subject to such other terms conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422(b) of the Code (or any amendment or substitute or successor thereto or regulation thereunder), including in substance, without limitation, the following:

                  (i) Subject to clause (iii) below, the purchase price of stock subject to an Incentive Stock Option shall not be less than 100 percent of the fair market value of such stock on the date the option is granted, as determined by the Committee.

                  (ii) The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee in any calendar year (under all plans of the Company and its subsidiary corporations (which term, as used hereinafter, shall have the meaning ascribed thereto in Section 425(f) of the Code (or successor provision of similar import))) shall not exceed $100,000.

                  (iii) No Incentive Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, unless at the time such option is granted the option price is at least 110 percent of the fair market value (as determined by the Committee) of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.

                  (iv) Directors who are not employees of the Company shall not be eligible to receive Incentive Stock Options.

                  (v) In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

7. STOCK APPRECIATION RIGHTS.

Stock appreciation rights (SARs) shall be evidenced by written SAR agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such SAR agreements shall contain the terms and conditions applicable to the SARs, including in substance the following terms and conditions:

         (a) Award. SARs may be granted in connection with a previously or contemporaneously granted stock option (other than an option granted pursuant to the Director Program), or independently of a stock option. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the fair market value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100 percent of the fair market value of the Shares at the time such option was granted. Upon exercise of an SAR, the number of Shares reserved for issuance hereunder shall be reduced by the number of Shares covered by the SAR. Shares covered by an SAR shall not be used more than once to calculate the amount to be received pursuant to the exercise of the SAR.

         (b) SARs Related to Stock Options. If an SAR is granted in relation to a stock option, (i) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable; (ii) the grantee's right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR; (iii) the grantee's right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option; and (iv) the SAR shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the grantee only by him.

         (c) Term. Each SAR agreement shall state the period or periods of time within which the SAR may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no SAR shall be exercisable later than ten years after the date of grant. The Committee may, in its discretion, provide in the SAR agreement circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time.

         (d) Termination of Employment. SARs shall be exercisable only during the grantee's employment by the Company (or, in the case of a grantee who is a non-employee director, only during his service as a director of the Company), except that, in the discretion of the Committee, an SAR may be made exercisable for up to three months after the grantee's employment (or tenure as a director) is terminated for any reason other than Retirement, death or Disability, and for up to one year after the grantee's employment (or tenure as a director) is terminated because of Retirement, death or Disability.

         (e) Payment. Upon exercise of an SAR, payment shall be made in cash, in Shares at fair market value on the date of exercise, or in a combination thereof, as the Committee may determine at the time of exercise.

         (f) Other Terms. SARs shall be granted in such manner and such form, and subject to such additional terms and conditions, as the Committee in its sole discretion deems necessary or desirable, including without limitation: (i) if granted in connection with an Incentive Stock Option, in order to satisfy any requirements set forth under Section 422 of the Code; or,
                  (ii) in order to avoid any liability in connection with an SAR under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

8. RESTRICTED STOCK AWARDS.

Restricted stock awards under the Plan shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee restricted against transfer, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee. Restricted stock shall be evidenced by written restricted stock agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:

         (a) Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee; provided, however, that in no event (other than upon the occurrence of a Change in Control or Potential Change in Control) will the restrictions on such Shares lapse in full earlier than three years from the date of grant; provided further, however, that if such restrictions lapse as a result of the attainment of performance objectives, then the restrictions may not lapse earlier than one year from the date of grant. The Committee, in its discretion but subject to the provisos in the preceding sentence, may provide in the agreement circumstances under which the restricted stock shall become immediately transferable and non-forfeitable, or under which the restricted stock shall be forfeited.

         (b) Restrictions Upon Transfer. Restricted stock and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the grantee shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares.

         (c) Certificates. A certificate or certificates representing the number of restricted Shares granted shall be registered in the name of the grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee's death, to his Beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.

         (d) Lapse of Restrictions. The restricted stock agreement shall specify the terms and conditions upon which any restriction upon restricted stock awarded under the Plan shall expire, lapse, or be removed, as determined by the Committee. Upon the expiration, lapse, or removal of such restrictions, Shares free of the restrictive legend shall be issued to the grantee of his legal representative.

9. PERFORMANCE UNITS.

Performance unit awards under the Plan shall entitle grantees to future payments based upon the achievements of pre-established long-term performance objectives and shall be evidenced by written performance unit agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time. Such agreements shall contain the terms and conditions applicable to the performance unit awards, including in substance the following terms and conditions:

         (a) Performance Period. The Committee shall establish with respect to each unit award a performance period of not fewer than two years.

         (b) Unit Value. The Committee shall establish with respect to each unit award value for each unit which shall not thereafter change, or which may vary thereafter pursuant to criteria specified by the Committee.

         (c) Performance Targets. The Committee shall establish with respect to each unit award maximum and minimum performance targets to be achieved during the applicable performance period. Achievement of maximum targets shall entitle grantees to payment with respect to the full value of a unit award. Grantees shall be entitled to payment with respect to a portion of a unit award according to the level of achievement of targets as specified by the Committee for performance which achieves or exceeds the minimum target but fails to achieve the maximum target.

         (d) Performance Measures. Performance targets established by the Committee shall relate to corporate, subsidiary, division, or unit performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance measured against other companies or businesses.

         (e) Adjustments. At any time prior to the payment of a unit award, the Committee may adjust previously established performance targets or other terms and conditions, including the Company's or other corporations' financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary unusual or nonrecurring items or events.

         (f) Payment of Unit Awards. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained and any other terms and conditions satisfied for such period. The Committee shall determine what, if any, payment is due on the unit award and whether such payment shall be made in cash, Shares, or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the performance period unless deferred subject to such terms and conditions and in such form as may be prescribed by the Committee.

         (g) Termination of Employment. In the event that a grantee ceases to be employed by the Company prior to the end of the performance period by reason of death, Disability, or Retirement with the consent of the Company, any unit award, to the extent earned under the applicable performance targets, shall be payable at the end of the performance period according to the portion of the performance period during which the grantee was employed by the Company, provided that the Committee shall have the power to provide for an appropriate settlement of a unit award before the end of the performance period. Upon any other termination of employment, participation shall terminate forthwith and all outstanding unit awards shall be canceled.

10. LOANS AND SUPPLEMENTAL CASH.

The Committee, in its sole discretion to further the purpose of the Plan, may provide for supplemental cash payments or loans to individuals in connection with all or any part of an award under the Plan. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee at the time of grant, provided that in no event shall the amount of payment exceed:

         (a) In the case of an option, the excess fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or

         (b) In the case of an SAR, performance unit, or restricted stock award, the value of the Shares and other consideration issued in payment of such award.

Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.

11.    DIRECTOR PROGRAM.

         (a) Eligible Directors. Each member of the Board of Directors who is not a full-time employee of the Company is an "Eligible Director."

         (b) Administration. The Director Program shall be administered by the Board of Directors. Subject to the provisions of the Director Program, the Board shall be authorized to:

                  (i) adopt, revise and repeal such administrative rules, guidelines and practices governing the Director Program as it shall from time to time deem advisable;
'
                  (ii) interpret the terms and provisions of the Director Program and any option issued under the Director Program (and any agreements relating thereto), and otherwise settle all claims and disputes arising under the Director Program;

                  (iii) delegate responsibility and authority for the operation and administration of the Director Program, appoint employees and officers of the Company to act on its behalf, and employ persons to assist in the fulfilling of its responsibilities under the Director Program; and

                  (iv) otherwise supervise the administration of the Director Program; provided, however, that the Board of Directors shall have no discretion with respect to the selection of Eligible Directors to receive options hereunder, the number of Shares covered by such option or the price or timing of any options granted hereunder; provided, further, that any action by the Board of Directors relating to the Director Program will be taken only if approved by the affirmative vote of a majority of the directors who are not then eligible to participate under the Director Program.

         (c)      Option Grants.

                  (i) Number of Options Granted. The following number of Director Options are hereby granted to each Eligible Director under the Director Program:

                           (A) As of the date of Board approval of the Director Program, a Director Option to purchase 5,000 Shares is granted to each person who on that date is an incumbent Eligible Director.

                           (B) With respect to each person who first becomes an Eligible Director after the date of Board approval of the Director Program, a Director Option to purchase 5,000 Shares is granted as of the date such person first becomes an Eligible Director.

                           (C) As of the date of every third annual meeting of the Company's shareholders following the grant of a Director Option to an Eligible Director pursuant to section (A) or (B) above, and provided that such Eligible Director remains an incumbent on such date, a Director Option to purchase 5,000 Shares is granted to such Eligible Director.

         (d)      Terms and Conditions of Director Options Under the Director
                  Program.

                  (i) Option Agreement. Each Director Option granted under the Director Program shall be evidenced by an option agreement.

                  (ii) Option Price. The option exercise price per Share of a Director Option shall be the fair market value of a Share as of the date of grant. The Director Options granted as of the date of Board approval of the Director Program have an exercise price of $11.875.

                  (iii) Option Term. The term of each Director Option shall be ten years. No Director Option shall be exercised by any person after expiration of the term of the Director Option.

                  (iv) Exercisability. A Director Option shall be exercisable during its term, 33.33% on the first anniversary of the date of grant, an additional 33.33% on the second anniversary of the date of grant, and the remaining 33.33% on the third anniversary of the date of grant. The Director Options granted on the date the Director Program was approved by the Board vest 33.33% on December 19, 1995, 1996, and 1997.

         (e) Method of Exercise. Director Options may be exercised, in whole or in part, at any time and from time to time during the relevant exercise period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either in cash or by certified or bank check, or such other instrument as the Board of Directors may accept. Payment in full or in part may also be made in the form of unrestricted Shares already owned by the Director (and based upon the fair market value of the Shares so tendered as of the date the Director Option is exercised, as determined by the Board of Directors). No Shares shall be issued until full payment therefor has been made. Eligible Directors shall generally have the rights to dividends or other rights of a stockholder with respect to Shares subject to the Director Option when the Eligible Director has given notice as to exercise, has paid in full for such shares and, if requested, has given any representations required by the Board of Directors.

         (f) Termination by Reason of Death. If an optionee ceases to be an Eligible Director by reason of death, any Director Option held by such optionee may thereafter be exercised to the extent then exercisable, by the legal representative of the estate or by the legatee of the Eligible Director under the will of the Eligible Director, for a period of one year from the date of such death or until the expiration of the stated term of such Director Option, whichever period is shorter.

         (g) Termination by Reason of Disability. If an optionee ceases to be an Eligible Director by reason of disability, any Director Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, for a period of one year from the date of such termination or until the expiration of the stated term of such Director Option, whichever period is shorter, provided, however, that if the optionee dies within such one-year period, any unexercised Director Option held by such optionee shall thereafter be exercisable to the extent it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Director Option, whichever period is shorter.

         (h) Other Termination. If an optionee ceases to be an Eligible Director for any reason other than death or disability (except as a result of becoming an employee of the Company), any Director Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such termination, for a period of three months from the date of such termination or the expiration of the stated term of such Director Option, whichever period is shorter; provided, however, that if the optionee dies within such three-month period, any unexercised Director Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of the Director Option, whichever period is shorter. If an optionee ceases to be an Eligible Director by reason of his becoming an employee of the Company and his employment with the Company is subsequently terminated, any Director Option held by such optionee may thereafter be exercised by the optionee, to the extent that it was exercisable at the time of such termination, for a period of three months from the date of such termination or the expiration of the stated term of the Director Option, whichever period is shorter; provided, however, that if the optionee dies within such three-month period, any unexercised Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of the Director Option, whichever period is shorter.

12. GENERAL RESTRICTIONS.

Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained free of any conditions not acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

13. SINGLE OR MULTIPLE AGREEMENTS.

Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

14. RIGHTS OF THE SHAREHOLDER.

The recipient of any award under the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

15. RIGHTS TO TERMINATE EMPLOYMENT.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such person.

16. WITHHOLDING.

         (a) Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. Other than with respect to awards under the Director Program, the recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.

         (b) Whenever payments to a grantee in respect of an award under the Plan to be made in cash, such payments shall be net of the amount necessary to satisfy any federal, state or local withholding tax requirements.

17. NON-ASSIGNABILITY.

No award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or, with respect to Awards other than Incentive Stock Options, by such other means as the Committee (or the Board of Directors, in the case of the Director Program) may approve. Except as otherwise provided herein or a permitted transferee approved by the Committee (or the Board of Directors, in the case of the Director Program) during the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

18. NON-UNIFORM DETERMINATIONS.

The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who .receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

19. CHANGE IN CONTROL PROVISIONS.

         (a) In the event of (1) a Change in Control (as defined) or (2) a Potential Change in Control (as defined) the following acceleration and valuation provisions shall apply unless the Board of Directors otherwise determines by resolution:

                  (i) Any SARs and any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                  (ii) Any restrictions and deferral limitations applicable to any restricted stock, performance units or other Stock-based awards, in each case to the extent not already vested under the Plan, shall lapse and such shares, performance units or other stock-based awards shall be deemed fully vested.

                  (iii) The value of all outstanding stock options, SARs, restricted stock, performance units and other stock-based awards, in each case to the extent vested, shall, unless otherwise determined by the Committee (or the Board of Directors with respect to the Director Program) in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

         (b) As used herein, the term "Change in Control" means the happening of any of the following:

                  (i) Any person or entity, including a "group" as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 25 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

                  (ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

                  (iii) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of an such period.

         (c) As used herein, the term "Potential Change in Control" means the happening of any of the following:

                  (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a wholly-owned subsidiary thereof or any employee benefit plan of the Company or its subsidiaries (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

         (d) As used herein, the term "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any bonafide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case determined by the Committee except that, in the case of Incentive Stock Options and SARs relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such SARs or, where applicable, the date on which a cash out occurs under Section 19(a)(iii).

20. NON-COMPETITION PROVISION.

Unless the award agreement relating to a stock option, SAR, restricted stock or performance unit specifies otherwise, a grantee shall forfeit all un-exercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the grantee without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity competitive with the business conducted by the Company or any of its subsidiaries; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

21. ADJUSTMENTS.

In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange or Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding, options, SARs, performance units and restricted stock awards, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.

22. AMENDMENT.

The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that no termination, amendment, modification or suspension shall be effective without the authorization of the holders of a majority of Company's outstanding Shares, if such authorization is required to comply with any law, regulation or stock exchange rule. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 21 hereof does not adversely affect any such right.

23. EFFECT ON OTHER PLANS.

Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

24. EFFECTIVE DATE AND DURATION OF THE PLAN.

The initial effective date of the Plan was December 16, 1992. Unless it is sooner terminated in accordance with paragraph 22 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted after December 16, 2002.

25. UNFUNDED PLAN.

The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 8 hereof. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by stock options, SARs, or performance units, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock option, SAR or performance unit. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an option, SAR or performance unit shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

26. GOVERNING LAW.

The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee, except to the extent that such laws may be superseded by any federal law.

                                   APPENDIX A
                        SOFAMOR DANEK GROUP, INC. - PROXY
                       SOLICITED BY BOARD OF DIRECTORS FOR
                 ANNUAL MEETING OF SHAREHOLDERS - MAY 20, 1998

         The undersigned appoints E. R. PICKARD and ROBERT A. COMPTON, or any one of them, attorneys and proxies with power of substitution to vote all of the Common Shares of SOFAMOR DANEK GROUP, INC., standing in the name of the undersigned at the Annual meeting of Shareholders on May 20, 1998, and at all adjournments thereof, upon the matters set forth in the Notice and Proxy Statement of said meeting, receipt of which is acknowledged.

         The shares represented by this proxy will be voted as directed by the Shareholder. If you wish to vote in accordance with the recommendations of the Board of Directors, you may sign below and mail in the envelope provided. If no direction is given, shares will be voted FOR Proposals 1, 2 and 3. Specific choices may be made on the reverse side.

                                     DATED: ____________________________ , 1998


                                            SIGNATURE(S) OF SHAREHOLDER(S)

                                    (Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

PLEASE COMPLETE, DATE, SIGN AND MAIL PROXY CARD IN THE ENVELOPE PROVIDED. POSTAGE NOT NECESSARY IF MAILED IN THE UNITED STATES.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3

1.       Election of Directors

         [   ]    For                    [   ]  Withhold Authority
                  all nominees                  to vote for all nominees listed
                  (except as marked
                  to the contrary)

E.R. Pickard, James J. Gallogly, L. D. Beard, George W. Bryan, Sr., Robert A. Compton, Yves Paul Cotrel, M.D. Samuel F. Hulbert, Ph.D., Marie-Helene Plais, M.D., George F. Rapp, M.D.

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, LINE THROUGH THE NOMINEE'S NAME ABOVE.)

2. Act upon a Proposal to approve the Company's 1993 Long Term Incentive Plan, as amended.

                         [ ] For [ ] Against [ ] Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                     THIS PROXY WILL BE VOTE FOR PROPOSALS 1
            AND 2 UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED.


                                   PLEASE TURN OVER AND SIGN ON THE REVERSE SIDE